UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2019

Chicken Soup for the Soul Entertainment, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81- 2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 861-4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.01 is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 14, 2019, Chicken Soup for the Soul Entertainment, Inc. (the “Company”) consummated (the “Closing”) the creation of a joint venture entity to be branded “Crackle Plus”, contemplated by the previously announced Contribution Agreement, dated as of March 27, 2019 (the “Contribution Agreement”) by and among the Company, Crackle Plus, LLC, a Delaware limited liability company (the “JV Entity”), CPE Holdings, Inc. (“CPEH”), a Delaware corporation and affiliate of Sony Pictures Television Inc. (“Sony”), and Crackle, Inc., a Delaware corporation and wholly owned subsidiary of CPEH (“Crackle”). The Contribution Agreement provides, among other things, for the creation of a new streaming video joint venture to be branded “Crackle Plus” and for the contribution by CPEH and its affiliates of certain U.S. and Canadian assets of the Crackle branded advertising-based video on demand streaming business to the JV Entity and for the contribution by the Company and its affiliates of certain assets of their advertising-based and subscription-based video on demand businesses to the JV Entity.

Consideration

Pursuant to the Contribution Agreement, upon Closing the JV Entity issued to Crackle 37,000 units of preferred equity (“Preferred Units”) and 1,000 units of common equity (“Common Units”) of the JV Entity (“Crackle JV Interest”) and issued to the Company 99,000 Common Units. The JV Entity is governed by the terms of an amended and restated operating agreement entered into upon Closing by the JV Entity and the Company and Crackle as members of the JV Entity, which is described more fully below.

Additionally, pursuant to the Contribution Agreement, upon Closing the Company issued to CPEH warrants to purchase (a) Eight Hundred Thousand (800,000) shares of the Class A common stock of the Company at an exercise price of $8.13 per share (the “CSSE Class I Warrants”), which represents 105% of the 30-day VWAP of the Class A common stock on March 27, 2019 (“30-day VWAP”), the date the Contribution Agreement was executed; (b) warrants to purchase One Million Two Hundred Thousand (1,200,000) shares of the Class A common stock of the Company at an exercise price of $9.67 per share, which represents 125% of the 30-day VWAP (the “CSSE Class II Warrants”); (c) warrants to purchase Three Hundred Eighty Thousand (380,000) shares of the Class A common stock of the Company at an exercise price of $11.61 per share, which represents 150% of the 30-day VWAP (the “CSSE Class III-A Warrants”); and (d) warrants to purchase One Million Six Hundred Twenty Thousand (1,620,000) shares of the Class A common stock of the Company at an exercise price of $11.61 per share, which represents 150% of the 30-day VWAP (the “CSSE Class III-B Warrants” and, collectively with the CSSE Class I Warrants, the CSSE Class II Warrants and the CSSE Class III-A Warrants, the “CSSE Warrants”). All of the CSSE Warrants have a five-year term commencing on the closing and are exercisable during such term immediately, except for the CSSE Class III-B Warrants, which only will become exercisable upon approval by the vote of the holders of the outstanding common stock of the Company, as required by Nasdaq rules. Upon Closing, affiliates of the Company delivered an irrevocable proxy to vote all of the shares of the Company’s common stock owned by them in favor of the required approval, which common stock will be sufficient to approve the proposal, and which approval will be sought within the time periods prescribed by the Contribution Agreement. CPEH shall have registration rights with respect to the shares of the Company’s Class A common stock underlying the CSSE Warrants.

The foregoing description of the CSSE Warrants does not purport to be complete, and is qualified in its entirety by reference to the CSSE Warrants which are filed as exhibits to this Current Report on Form 8-K.

The foregoing description of the Contribution Agreement does not purport to be complete, and is qualified in its entirety by reference to the Contribution Agreement that was previously included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2019.

JV Entity Operating Agreement

Pursuant to the Contribution Agreement, upon Closing, the Company and Crackle entered into an amended and restated operating agreement of the JV Entity (the “JV Operating Agreement”). Terms of the JV Operating Agreement include the provisions described below.

Management

The Company, as majority owner of the Common Units of the JV Entity, shall manage the day to day operations of the JV Entity through its officers that are also serving as officers of the JV Entity. The JV Entity shall maintain a board of managers, with three managers designated by the Company, who shall initially be William J. Rouhana, Jr., Elana Sofko, and Philippe Guelton, and, as long as Crackle holds at least 25% of the membership interest in the JV Entity it received at Closing, two managers to be designated by Crackle, which shall initially be Jon Hookstratten and Maria Anguelova.

Certain actions will require the approval of Crackle (“Supermajority Approval”), including, but not limited to (a) a change of the principal business of the JV Entity; (b) related party transactions; (c) public offerings prior to the third anniversary of the Closing; (d) issuances of membership interests except as specifically prescribed by the JV Operating Agreement; (e) incurrence of indebtedness except as specifically prescribed by the JV Operating Agreement; and (f) sales of assets or the JV Entity outside of the ordinary course of business.

Conversion Right

During the six-month period following the first anniversary of the Closing (the “Exercise Period”), Crackle shall have the right (“Conversion Right”) to convert all, but not less than all, of its Preferred Units into that number of Common Units equal to the number of Common Units that, when added to the Common Units already held by Crackle (and its permitted transferees), will provide Crackle (together with its applicable permitted transferees) with a percentage interest (based on all outstanding Common Units) of 49% on a fully diluted basis assuming the conversion, exercise or exchange of all securities or debt convertible into or exercisable or exchangeable for Common Units (as adjusted for transactions and equity issuances consummated prior to conversion that have been approved by the board of the JV Entity, including with Supermajority Approval). The Common Units so issued shall be the same class and type of equity, and have identical rights, privileges and preferences as the Common Units owned by the Company.

Put Option

In lieu of exercising its Conversion Right described above, during the Exercise Period, Crackle shall have the right (“Put Option”) to require the Company to purchase all, but not less than all, of the Crackle JV Interest (including any units of the JV Entity held by Crackle’s permitted transferees, the “Subject Units”). If this right is exercised by Crackle, the Company shall pay for the Subject Units through either the issuance of CSSE’s 9.75% Series A Cumulative Redeemable Perpetual Preferred Shares (“CSSE Preferred Shares”) or, at the Company’s election, an amount of cash based on the number of CSSE Preferred Shares that would have been issued in payment therefor, using a price per share of $25. The number of CSSE Preferred Shares comprising the consideration payable upon exercise of the Put Option shall be calculated in accordance with a formula set forth in the JV Operating Agreement. Crackle shall have registration rights with respect to any CSSE Preferred Shares it may be issued.

Subject to certain limitations, in the event that Crackle has not exercised the Put Option and has not exercised the Conversion Right during the Exercise Period, Crackle shall be deemed to have automatically exercised the Put Option on the last day of the Exercise Period.

Initial Public Offering

At any time following the third anniversary of the Closing, Crackle has the right to require the JV Entity to undertake an initial public offering in certain circumstances, which initial public offering may include the resale of securities held by members of the JV Entity.

The foregoing description of the JV Operating Agreement does not purport to be complete, and is qualified in its entirety by reference to the Operating Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 is incorporated herein by reference. The issuance and sale of the CSSE Warrants were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On May 14, 2019, the Company issued a press release announcing the Closing, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The financial statements required by Rule 8-04 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 calendar days after the latest date on which this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d) Exhibits:

Exhibit No.	Description

2.1*	Contribution Agreement, dated as of March 27, 2019, by and among Crackle, Inc., CPE Holdings, Inc., Chicken Soup for the Soul Entertainment, Inc., and Crackle Plus, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 2, 2019).

4.1	CSSE Class I Warrant

4.2	CSSE Class II Warrant

4.3	CSSE Class III-A Warrant

4.4	CSSE Class III-B Warrant

10.1	Amended and Restated Limited Liability Company Operating Agreement, dated as of May 14, 2019, by and among Crackle Plus, LLC, Chicken Soup for the Soul Entertainment, Inc., and Crackle, Inc.

99.1	Press release dated May 14, 2019.

* The schedules and exhibits to the Contribution Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Chicken Soup for the Soul Entertainment, Inc. agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2019	CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

	By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer